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                                                                    Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 12, 2001 with respect to Hospitality Properties Trust, March 28, 2001 with respect to HMH HPT Courtyard LLC and February 23, 2001 with respect to CCMH Courtyard I LLC, all incorporated by reference in Hospitality Properties Trust's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

Vienna, VA
July 27, 2001                          /s/ Arthur Anderson LLP
                                       ---------------------------
                                       Arthur Anderson LLP